Exhibit 99.1
May 11, 2010
Raymond S. Haverstock
U.S. Bank
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-1419
Mr. Raymond S. Haverstock,
Please accept this letter as FirstMerit Corporation’s official request to redeem, by prepaying in whole, the following security:
8.67% Signal Capital Trust I Securities, Series B
Junior Subordinated Deferrable Interest Debentures
February 15th, 2028 Maturity
Cusip: 826621AC8
Callable: February 15th, 2010 and anytime thereafter at 103.468%
This request conforms to the optional prepayment provisions as detailed in the offering prospectus, dated May 27th, 1998, and pursuant to the terms of the Indenture dated February 13, 1998. FirstMerit requests that the redemption occur 45 calendar days from the above referenced date. Should you have any questions or concerns, please do not hesitate to contact me.
Regards,
Wayne A. Becker, CFA
Senior Vice President — Portfolio Manager
FirstMerit Bank